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                                                                    EXHIBIT 10.6

                              AMENDED AND RESTATED
                               SERIES B PREFERRED
                         STOCKHOLDERS' RIGHTS AGREEMENT


        This Series B Preferred Stockholders' Rights Agreement (this "AGREEMENT") is made as of May 7, 1998 by and between GoTo.com, Inc., a Delaware corporation (the "COMPANY") and the entities listed on Exhibit A hereto (each an "INVESTOR" and together, the "INVESTORS").

                                    RECITALS

        A. Certain of the Investors and the Company entered into that certain Series B Preferred Stockholders' Rights Agreement, dated March 26, 1998 (the "ORIGINAL RIGHTS AGREEMENT"), in connection with that certain Series B Preferred Stock Purchase Agreement (the "ORIGINAL SERIES B
PURCHASE AGREEMENT") of the same date.

        B. The parties to the Original Series B Purchase Agreement are amending such agreement on the date hereof to provide for, among other things, a per share purchase price of $0.77 and the addition of certain investors.

        C. In conjunction therewith, the parties to the Original Rights Agreement wish to amend and restate such agreement.

        NOW, THEREFORE, In consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "COMMISSION" means the Securities and Exchange Commission or any successor agency.

               "COMMON STOCK" means the Common Stock of the Company.

               "FAMILY MEMBER" has the meaning set forth for it in Section 4.

               "HOLDER" means any holder of outstanding Registrable Securities (or Series B Preferred Stock convertible into Registrable Securities, as the case may be) which have not been sold to the public.

               "PARTIES" means the parties that are signatories of this Agreement; "PARTY" shall refer to any one of the Parties.

                "QUALIFIED PUBLIC OFFERING" has the meaning set forth for it in
                Section 5(a).

                "RESTRICTED SECURITIES" means the securities of the Company described in Section 3 hereof.



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               "REGISTRABLE SECURITIES" means (i) shares of the Common Stock issued or issuable upon the conversion of the Series B Preferred Stock; and (ii) any other shares of the Company's Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to or in exchange for or replacement of the Series B Preferred Stock.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "REGISTRATION EXPENSES" means all reasonable out-of-pocket expenses incurred by the Company in complying with Sections 5 and 8 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and accounting fees of the Company.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SELLING EXPENSES" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

               "SERIES B PREFERRED STOCK" means the Series B Preferred Stock of the Company.

        2. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement (including, without limitation, the provisions of Sections 4 and 18), which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act and other provisions. Each holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such holder to agree in writing to take and hold such Restricted Securities in accordance with the restrictions, obligations and conditions specified in this Agreement (including, without limitation, the provisions of Sections 2, 3, 4, 11, 12 and 18) and to be bound by this Agreement in the same manner as the transferring holder.

        3. Restrictive Legend. Each certificate representing (i) shares of Series B Preferred Stock, (ii) shares of Common Stock issued upon conversion of the Series B Preferred Stock, and (iii) any other securities issued in respect of the Series B Preferred Stock and Common Stock issued upon conversion of the Series B Preferred Stock (any such securities listed in the preceding subsections (i), (ii) or (iii), "RESTRICTED SECURITIES), shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE
        SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE


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        SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
        REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

        4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, provided, however, that no opinion need be obtained with respect to a transfer to (A) a partner, active or retired, of a holder of Restricted Securities, (B) the estate of any such partner, (C) an "affiliate" of a holder of Restricted Securities as that term is defined in Rule 405 promulgated by the Commission under the Securities Act (an"AFFILIATE"), or
(D) to the spouse, children, grandchildren or spouse of such children or grandchildren of any holder or to trusts for the benefit of any Holder or such persons where the holder is a natural person (each person or entity in this subsection (D), a "FAMILY MEMBER"), if the transferee agrees to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

        5.     Company Registration.

               (a) Notice of Registration. After the first firmly underwritten public offering which is (i) pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock and (ii) the anticipated proceeds from such offering equals or exceeds $5,000,000, such offering (a "QUALIFIED PUBLIC OFFERING") if the Company shall determine to register any of its securities, either for its own account or the account of a security holder, other than (A) a registration relating to employee benefit plans or, (B) a registration relating to a Commission Rule 145 or similar transaction, the Company will:

                   (i) promptly give to each Holder written notice thereof; and


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                      (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder, except as set forth in Section 5(b) below.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5(a)(i). In such event the right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may limit to whatever extent necessary (including the complete exclusion of all Registrable Securities) the number of Registrable Securities to be included in the registration and underwriting by reducing the number of Registrable Securities included on behalf of the Holders, on a pro-rata basis based on the total number of Registrable Securities entitled to registration held by each Holder. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be included in such registration.

        6. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 5 and Section 8 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

        7. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Effectiveness. Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least thirty (30) days or until the distribution described in the registration statement has been completed; provided, however, that such thirty (30) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;


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               (b) Amendments. Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) Copies of Documents. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) Blue Sky Laws. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (e) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

               (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) Listing. Cause such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

               (h) Transfer Agent and Registrar. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        8. Registration on Form S-3. If the Holders holding at least fifty percent (50%) of the total authorized Series B Preferred Stock request in writing that the Company file a registration statement on Form S-3 (or any successor form thereto) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed five hundred thousand dollars ($500,000), and the Company is a registrant entitled to use Form S-3 to register securities for



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such an offering, the Company shall use its commercially reasonable efforts to cause such shares to be registered for the offering on such form (or any successor thereto). Notwithstanding the foregoing, the Company may delay the filing of a registration statement requested pursuant to this Section 8 once in any twelve (12) month period for a period of up to ninety (90) days if the Company's Board of Directors determines that such a filing would not be in the best interest of the Company at the time of the request. The Company will promptly give written notice of a request for the proposed registration to all other Holders and include all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after the date of such written notice from the Company. The Company shall be required to file no more than two (2) such registration statements on Form S-3 pursuant to this Section 8.

        9. Termination of Registration Rights. Except as provided elsewhere in this Agreement, the registration rights granted pursuant to this Agreement shall terminate (i) as to all Holders on the third anniversary of the closing of a Qualified Public Offering and (ii) as to any Holder, at such time as such Holder is able to sell all of its Registrable Securities under Rule 144 in a three (3) month period or such Holder is able to sell all Registrable Securities held by it pursuant to Rule 144(k) promulgated under the Securities Act.

        10.    Indemnification.

               (a) Company Indemnification. The Company will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company



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by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

               (b) Holder Indemnification. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of any such Holder hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to such Holder of Registrable Securities sold as contemplated herein.

               (c) Notification of Claim. Each party entitled to indemnification under this Section 10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the



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consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 10 is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in paragraphs (a) and (b) of this Section 10 in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 10 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (d) of Section 10. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) of
Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this paragraph (d) of Section 10. Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this paragraph (d) of Section 10, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in paragraph (c) of this Section 10 has not been given with respect to such action; provided that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this paragraph (d) of Section 10, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The parties hereto agree with each other and shall agree with the underwriters of the Common Stock of the Company pursuant to the terms hereof, if requested by such underwriters, that
(a) the underwriters' portion of such contribution shall not exceed the underwriting discount, commission and other compensation and (b) except for the Company, the amount of such contribution shall not exceed an amount equal to the proceeds received by such Indemnifying Party from the sale of securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.



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        11. Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 14 hereof agrees, in connection with a Qualified Public Offering, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify. Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 11.

        12. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        13. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

            (a) Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (b) Filings with SEC. Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

            (c) Compliance Statement. Furnish to Holders of Registrable Securities forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety
(90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.



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        14. Information Rights. Upon request, the Company will furnish to any
Party, after the end of each fiscal year, unaudited, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and unaudited, consolidated statements of income and unaudited, consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, each signed by the principal financial or accounting officer of the Company; provided, however, that such Party first executes a confidentiality agreement in a form provided by the Company. The information rights set forth in this Section 14 shall expire upon the closing date of a Qualified Public Offering.

        15. Transfer of Registration Rights and Information Rights. The right granted hereunder to cause the Company to register securities or to participate in a registration of the Company or to receive information of the Company pursuant to Section 14 may not be assigned to any transferee or assignee of Restricted Securities unless such transferee or assignee receives and thereafter holds at least two hundred thousand (200,000) shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock.

        16.    Right to Maintain.

               (a) General. Until the closing date of a Qualified Public Offering, if the Company desires to issue and sell shares of its capital stock or rights, options or other securities exercisable for or convertible into shares of its capital stock, then the Company shall first notify each Party of the material terms of such proposed sale (such notice, a "COMPANY ISSUANCE NOTICE"). The Company shall then permit each Party to acquire, at the time of the closing of such sale, such number of the shares of capital stock or other securities as would enable such Party to maintain its percentage of equity ownership (calculated on a fully diluted basis, assuming the conversion of all series of the Company's Preferred Stock and exercise of all options and other rights to acquire Common Stock) in the Company following such issuance at a level held by it immediately prior to such issuance. The Parties shall each have ten (10) days after the delivery of any Company Issuance Notice to elect by notice to the Company to purchase such shares or securities at the time of the closing of such sale.

               (b) Exceptions. The rights set forth in Section 16(a) shall not apply to the issuance of (i) shares or grant of options (including shares issuable upon exercise of such options) under any Company stock purchase and/or stock option plans or arrangements approved by the Company's Board of Directors,
(ii) shares of Common Stock issued upon conversion of any series of preferred stock of the Company, (iii) shares of the Company's capital stock or rights, options or other securities issued pursuant to a stock split of the Common Stock or Company declared dividend, (iv) Company securities (including, without limitation, options, warrants and preferred stock) issued in connection with a merger or acquisition or strategic partnering or joint venture agreement, (v) Company securities (including, without limitation, options, warrants and preferred stock) issued to banks, lenders, equipment financiers and the like, or
(vi) shares of Common Stock sold in a Qualified Public Offering.



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        17. Co-Sale Rights. If Bill Gross' idealab! ("IDEALAB!") desires to sell any of the Common Stock it holds (such Common Stock, "FOUNDER'S COMMON STOCK") other than Common Stock issued upon conversion of any series of the Company's preferred stock (or any distribution thereon) to a purchaser other than any Holder (a "THIRD PARTY"), the Parties shall be provided with the Co-Sale Rights set forth in this Section 17 with respect to such sale.

               (a) Rights Granted. Subject to Section 17(c), in the event that idealab! proposes to sell any shares of its Founder's Common Stock (a "FOUNDER SALE") to any Third Party, idealab! shall deliver a notice (a "CO-SALE NOTICE") to the other Parties of such Founder Sale. Thereafter, the Parties shall have the right, exercisable upon written notice to idealab! within ten (10) days after delivery of the Co-Sale Notice to participate in the Founder Sale pursuant to the terms and conditions set forth in the Co-Sale Notice. The right of the Parties to participate in any Founder Sale shall be subject to the following terms and conditions:

                      (i) Each of the Parties may sell all or any part of that number of shares of Common Stock held by it up to a maximum equal to the product obtained by multiplying (A) the number of shares of Common Stock to be sold in the Founder Sale by (B) a fraction, the numerator of which is the number of shares of Common Stock held by such Party (or issuable to such Party upon conversion of shares of Series B Preferred Stock) immediately prior to the Founder Sale, and the denominator of which is the aggregate number of shares of Common Stock then outstanding (calculated on a fully-diluted basis, assuming the conversion of all series of the Company's preferred stock and exercise of all options and other rights to acquire Common Stock).

                      (ii) Each Party participating in the Founder Sale shall deliver to idealab! for transfer to the Third Party one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock that such Party elects to sell pursuant to this Section 17.

                      (iii) The certificates which such Party delivers to idealab! pursuant to Section 17(a) shall be transferred to the Third Party pursuant to the terms and conditions specified in the Co-Sale Notice, and idealab! shall no later than five (5) days after the closing of the Founder Sale, remit to such Party that portion of the sale proceeds to which it is entitled by reason of its participation in such sale.

               (b) Termination of Rights. The provisions of this Section 17 shall terminate on the date immediately prior to the closing date of a Qualified Public Offering.

               (c) Affiliate Transfers. Notwithstanding the foregoing, the rights and obligations set forth in this Section 17 shall not apply to transfers to affiliates of idealab!.

        18. Right of First Refusal. Prior to the closing date of a Qualified Public Offering, before there can be a valid sale or transfer for consideration of any Restricted Securities by any holder thereof, such holder shall first offer those Restricted Securities to the Company in the following manner:

               (a) Notice. The holder of the Restricted Securities shall deliver a written notice to the Company stating the price, terms, and conditions of such proposed sale or transfer, the number and type of Restricted Securities to be sold or transferred, and his intention to so sell or transfer such Restricted Securities. Within thirty (30) days thereafter, the Company shall have the prior right to purchase any and all of the Restricted Securities offered at the price and upon the terms and conditions stated in such notice (it being understood that the Company may assign this right in its sole discretion).

               (b) Sale. If none or only a part of the Restricted Securities in such holder's notice is purchased by the Company (or an assignee of the Company) within a thirty (30) day period from the date of delivery of the notice by such holder to the Company, the holder may sell or transfer to any person or persons all Restricted Securities referred to in his notice that were not purchased by the company, but only within a period of one hundred twenty (120) days from the date of his first notice; and provided that he shall not sell or transfer such Restricted Securities at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the company. After said one hundred and twenty (120) day period, the foregoing procedure for first offering the Restricted Securities to the Company shall again apply.

               (c) Restrictions. Any sale or transfer or purported sale or transfer of the Restricted Securities of the Company shall be null and void unless the terms, conditions, and provisions of Sections 2, 14 and this Section 18 are strictly observed and followed.

               (d) Exception. The Parties expressly acknowledge that a distribution of Restricted Securities by any holder thereof to a Family Member or any Affiliate which is a partner of such holder shall not be considered a "sale or transfer for consideration" which triggers the rights and obligations described in this Section 18.

        19. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the exclusive jurisdiction and venue of the United States District Court for the Northern District of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

        20. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        21. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and deemed given on the business day following delivery to the recipient in person or by overnight courier service or by facsimile (with acknowledgment of transmission), and addressed (a) if to a Series B Preferred Holder, to such holder's address set forth below, or at such other address as such holder shall have furnished to the Company in writing, or until any such holder so furnishes an address to the Company, then to the address of the last holder of such securities who has so furnished an address to the Company, or (b) if to the Company, to its address set forth on the signature page of this Agreement, to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Holders.

        22. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

        23. Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and with the written consent of the Party against whom enforcement is sought.

        24. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        25. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


                                    * * * *

        IN WITNESS WHEREOF, the undersigned have executed this First Amended and Restated Series B Preferred Stockholders' Rights Agreement as of the date set forth above.

"COMPANY"                                   "INVESTOR"

GOTO.COM, INC.                              ____________________________________
a Delaware Corporation                      Name of Investor

                                            By:_________________________________
________________________________________    Title:______________________________
Jeffrey Brewer, Chief Executive Officer     Address:____________________________
                                                    ____________________________























     [Signature pages to Series B Preferred Stockholders' Rights Agreement]

                                    EXHIBIT A

                                    INVESTORS